As filed with the Securities and Exchange Commission on July 13, 2010
Registration No. 333 - 105871

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Apache Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	No. 41-0747868 (I.R.S. Employer Identification Number)
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Apache Corporation
2000 Share Appreciation Plan
(Full title of the Plan)
P. Anthony Lannie, Executive Vice President and General Counsel
APACHE CORPORATION
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

This amendment is filed by the registrant, Apache Corporation (“Apache”), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share (“Apache Common Stock”), and certain rights to purchase Common Stock (“Rights”).
A total of 8,085,000 shares of Common Stock and Rights (as adjusted for the two-for-one stock split effected by Apache on January 14, 2004) were initially registered in connection with the 2000 Share Appreciation Plan on Form S-8 filed with the Securities and Exchange Commission on June 30, 2003 (File No. 333-105871).
Apache is hereby removing from registration the remaining 4,894,328 shares of Common Stock and Rights previously registered in connection with the 2000 Share Appreciation Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION
Date: July 13, 2010	By:	/s/ G. Steven Farris
G. Steven Farris,
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities, which includes a majority of the board of directors, on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 13, 2010

/s/ Roger B. Plank Roger B. Plank	President (Principal Financial Officer)	July 13, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	July 13, 2010

Signature	Title	Date

* Frederick M. Bohen	Director	July 13, 2010

* Randolph M. Ferlic	Director	July 13, 2010

* Eugene C. Fiedorek	Director	July 13, 2010

* A. D. Frazier, Jr.	Director	July 13, 2010

* Patricia Albjerg Graham	Director	July 13, 2010

* John A. Kocur	Director	July 13, 2010

* George D. Lawrence	Director	July 13, 2010

* F. H. Merelli	Director	July 13, 2010

* Rodman D. Patton	Director	July 13, 2010

* Charles J. Pitman	Director	July 13, 2010

* By:	/s/ G. Steven Farris G. Steven Farris
Attorney-in Fact